UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported):
May 19, 2023

BGSF, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36704	26-0656684
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
5850 Granite Parkway, Suite 730
Plano, Texas 75024
(Address of principal executive offices, including zip code)

(972) 692-2400
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BGSF	NYSE

Item 1.01	Entry into a Material Definitive Agreement.

Fourth Amendment to the Credit Agreement

On May 19, 2023, BGSF, Inc. (the “Company”) entered into a Fourth Amendment to the Credit Agreement (the “Credit Agreement”), maturing July 16, 2024, lead by BMO Harris Bank, N.A. (“BMO”), as lead administrative agent, lender, letters of credit issuer, and swing line lender. The Credit Agreement provides for the revolving facility (the “Revolving Facility”) permitting the Company to borrow funds from time to time in an aggregate amount up to $41 million (the initial Revolving Facility of $35 million).

The Fourth Credit Amendment bears interest either at the Base Rate plus the Applicable Margin or Adjusted Term SOFR plus the Applicable Margin (as such terms are defined in the Fourth Credit Amendment). The Company pays an unused commitment fee on the daily average unused amount of Revolving Facility.

The descriptions of the Fourth Amendment to the Credit Agreement set forth in this Item 1.01 are not complete and are qualified in their entirety by reference to the full text of such agreements. The Fourth Amendment to the Credit Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)Exhibits

Exhibit No.	Description
10.1*	Fourth Amendment to Credit Agreement, by and among BGSF, Inc., the Guarantors party hereto and BMO Harris Bank N.A, as administrative agent for the Lenders and as a lender.
104.0	Cover Page Interactive Data File (embedded within the Inline XBRL document)
*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BGSF, INC.

Date:	May 24, 2023		/s/ John Barnett
		Name: Title:	John Barnett Chief Financial Officer and Secretary (Principal Financial Officer)